Exhibit 4.2

Series K Common Stock Purchase Warrant AMENDMENT

INSPIREMD, INC.

THIS SERIES K COMMON STOCK PURCHASE WARRANT AMENDMENT (this “Amendment”) is entered into as of September 21, 2026, by and between InspireMD, Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Warrant (as defined below).

WHEREAS, the Holder is the holder of the Series K Common Stock Purchase Warrant, issued May 15, 2023, to purchase up to a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as set forth on the signature page hereto (such warrant, the “Original Warrant”);

WHEREAS, pursuant to Section 5(l) of the Original Warrant, the Original Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Warrant to modify the exercise price and termination date as set forth in this Amendment (as so amended, the “Amended Warrant”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

Section 1. Amendment to “Pre-Funded Warrant Price”. The definition of “Pre-Funded Warrant Price” in Section 2(a) of the Original Warrant shall be replaced with “$0.7673”.

Section 2. Amendment to “Exercise Price”. The definition of “Exercise Price” in Section 2(b) of the Original Warrant shall be replaced with “$0.7674.”

Section 3. Amendment to “Termination Date”. The definition of “Termination Date” shall be replaced with “the earlier of (i) May 15, 2028 and (ii) 20 Trading Days following the Company’s announcement of receipt of FDA approval for the CGuard Prime 80 cm”.

Section 4. No Further Amendment. Except as amended by this Amendment, the terms of the Original Warrant shall remain in full force and effect.

Section 5. Further Agreements. The Company agrees that to the extent the Company offers to further amend the Exercise Price, Pre-Funded Warrant Price or Termination Date of the Series K Common Stock Purchase Warrants held by any other holder thereof (or any other terms thereof more favorable to such holder than the terms of this Amendment, whether by amendment, modification, waiver, exchange, or replacement thereof), the Company shall promptly notify the Holder in writing of such terms and shall offer the Holder the opportunity to further amend the Original Warrant as amended hereby on the same terms offered to such other holder thereof, such offer to remain open for not less than ten (10) Business Days.

Section 6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 5(e) of the Original Warrant.

Section 7. Accredited Investor. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

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(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by a duly authorized person as of the date first above indicated.

COMPANY:

INSPIREMD, INC.

By:
Name:	Michael Lawless
Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

[Signature Page to Series K Warrant Amendment]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by a duly authorized person as of the date first above indicated.

HOLDER:

[____]

By:
Name:
Title:

Series K Warrants Shares: __________________